UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
September 24, 2012

Abaxis, Inc.
(Exact name of registrant as specified in its charter)

California	000-19720	77-0213001
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3240 Whipple Road, Union City, CA 94587
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(510) 675-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 24, 2012, Abaxis, Inc. (“Abaxis”) and Cepheid (“Cepheid”) entered into an agreement (the “Settlement Agreement”) resolving the patent infringement case brought by Abaxis in 2010, which included related claims and counterclaims.  As part of the Settlement Agreement, Cepheid will pay Abaxis $17.25 million, all claims asserted against Cepheid in the pending litigation have been dismissed and all counterclaims asserted against Abaxis in the pending litigation, including invalidity claims with respect to Abaxis patents, have been dismissed.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press Release, dated September 26, 2012, entitled “Abaxis Announces Settlement of Patent Litigation with Cepheid”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 27, 2012

ABAXIS, INC.

By:	/s/ Alberto R Santa Ines
Alberto R Santa Ines
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated September 26, 2012, entitled “Abaxis Announces Settlement of Patent Litigation with Cepheid”